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                                WCI STEEL, INC.,

                                           as Issuer,

                                       and

                              FLEET NATIONAL BANK,

                                           as Trustee

                             ---------------------

                          SECOND SUPPLEMENTAL INDENTURE
                          Dated as of November 27, 1996

                          Supplementing Indenture Dated
                             as of December 14, 1993

                             ---------------------

                          10-1/2% Senior Notes Due 2002


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            SECOND SUPPLEMENTAL INDENTURE, dated as of November 27, 1996 (the
"Supplemental Indenture"), by and between WCI STEEL, INC., an Ohio corporation, as issuer (the "Company"), and FLEET NATIONAL BANK (formerly known as SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION), a national banking association, as trustee (the "Trustee").

            WHEREAS, the Company and Renco Steel, Inc. (which subsequently was merged into the Company) have heretofore executed and delivered to the Trustee an Indenture, dated as of December 14, 1993 (the "Indenture"), as amended, providing for the creation and issuance by the Company of 10-1/2% Senior Notes Due 2002 of the Company (as issued, authenticated and delivered under the Indenture, and as amended or supplemented from time to time pursuant to the terms of the Indenture, the "Notes");

            WHEREAS, Section 9.02 of the Indenture provides that the Company and the Trustee may amend or supplement the Indenture or the Notes with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the Notes then outstanding, subject to certain exceptions specified in
Section 9.02 of the Indenture;

            WHEREAS, the parties hereto are entering into this Supplemental Indenture to, among other things, (i) eliminate and modify certain of the definitions contained in and add a definition to Section 1.01 of the Indenture,
(ii) eliminate and modify certain restrictive covenants contained in Article Four of the Indenture, (iii) eliminate certain of the requirements contained in Sections 5.01 and 8.02 of the Indenture; and (iv) eliminate all references in the Indenture to sections and definitions to be deleted in accordance with the preceding clauses (i), (ii) and (iii) (collectively, the "Proposed Amendments");

            WHEREAS, the Holders of at least a majority in aggregate principal amount of the Notes have duly consented to the Proposed Amendments in the manner provided in Section 9.02 of the Indenture; and

            WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument enforceable in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery of this Supplemental Indenture have been in all respects duly authorized by the parties hereto.

            NOW, THEREFORE, in consideration of the above premises, each party hereto agrees, for the benefit of the other party and for the equal and ratable benefit of the Holders of the Notes, as follows:

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            SECTION 1. Definitions.

            (a) For all purposes of this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, the terms used herein shall have the respective meanings assigned to them in the Indenture.

            (b) The following definitions and any references thereto are hereby deleted in their entireties from Section 1.01 of the Indenture and from the other sections of the Indenture where such definitions are referenced:

            (i) Acquired Indebtedness;
           (ii) Affiliate Transaction;
          (iii) Asset Acquisition;
           (iv) Consolidated EBITDA;
            (v) Consolidated Fixed Charge Coverage Ratio;
           (vi) Consolidated Fixed Charges;
          (vii) Consolidated Interest Expense;
         (viii) Consolidated Net Income;
           (ix) Consolidated Net Worth;
            (x) Management Consultant Agreement;
           (xi) Permitted Indebtedness;
          (xii) Permitted Investment;
         (xiii) Purchase Agreement; and
          (xiv) Restricted Payment.

            (c) The definition of "Affiliate" is hereby modified by deleting the last sentence thereof.

            (d) The definition of "Permitted Liens" is hereby replaced in its entirety with the following:

                  "Permitted Liens" means (i) pledges or deposits by such person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such person is a party, or deposits to secure public statutory obligations of such person or deposits to secure surety or appeal bonds to which such person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, (ii) Liens imposed by law, such as landlords', carriers', warehousemen's and mechanics' Liens or bankers' Liens incurred in the ordinary course of business for sums which are not yet due or are being contested in good faith and for which adequate provision has been made, (iii) Liens for taxes not yet subject to penalties for non-payment or which are being

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      contested in good faith and by appropriate proceedings, if adequate reserve, as may be required by GAAP, shall have been made therefor, (iv) Liens in favor of issuers of surety bonds or appeal bonds issued pursuant to the request of and for the account of such person in the ordinary course of its business, (v) Liens to support trade letters of credit issued in the ordinary course of business, (vi) survey exceptions, encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions on the use of real property, (vii) Liens securing purchase money Indebtedness and any Indebtedness incurred for Capitalized Lease Obligations and any pledge of assets of a Subsidiary of the Company to any third party to secure Indebtedness of the Company to such third party to the extent the proceeds of such Indebtedness were used to finance an acquisition by such Subsidiary; provided that the Fair Market Value of the asset at the time of the incurrence of the Indebtedness subject to the Lien shall not exceed the principal amount of the Indebtedness secured, (viii) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default, (ix) Liens on assets or property (including any real property upon which such assets or property are or will be located) securing Indebtedness incurred to purchase or construct such assets or property and (x) Liens permitted by the Collateral Documents.

            (e) Add, in proper alphabetical order, to Section 1.01 of the Indenture, the following definition:

                  "VEBA Trust" means a Voluntary Employee Beneficiaries Association trust fund established under that certain 501(c)(9) Trust Agreement, dated October 1, 1988, between Warren Consolidated Industries, Inc. and Bank One Trust Company, N.A. to hold WCI contributions to fund postretirement health care and life insurance obligations for the benefit of certain hourly employees of WCI.

            SECTION 2. Elimination of Certain Provisions of Article IV of the Indenture.

            (a) Section 4.03 of the Indenture entitled "Limitation on Restricted Payments" is hereby deleted in its entirety, together with any references thereto in the Indenture.

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            (b) Section 4.11 of the Indenture entitled "Limitation on
Transactions with Affiliates" is hereby deleted in its entirety, together with any references thereto in the Indenture.

            (c) Section 4.12 of the Indenture entitled "Limitation on Incurrence of Additional Indebtedness" is hereby deleted in its entirety, together with any references thereto in the Indenture.

            (d) Section 4.13 of the Indenture entitled "Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries" is hereby deleted in its entirety, together with any references thereto in the Indenture.

            (e) Section 4.17 of the Indenture entitled "Limitation on Sale/leaseback Transactions" is hereby deleted in its entirety, together with any references thereto in the Indenture.

            (f) Section 4.18 of the Indenture entitled "Ownership of WCI Capital Stock and Limitation on Preferred Stock of Subsidiaries" is hereby deleted in its entirety, together with any references thereto in the Indenture.

            SECTION 3. Modification of Certain Provisions of Article IV of the Indenture.

            (a) Section 4.14 of the Indenture entitled "Limitation on Liens" is hereby replaced in its entirety with the following:

      SECTION 4.14. Limitation on Liens.

            WCI will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Liens upon any item of Collateral other than the Liens created by the Securities, this Indenture and the Collateral Documents and the Liens expressly permitted by the applicable Collateral Document other than (i) Liens existing on the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date, including, without limitation, Liens securing Indebtedness under the WCI Revolving Credit Agreement as of the Issue Date, (ii) Liens junior in priority to the Liens created in favor of the Collateral Agent pursuant to the Collateral Documents, including, without limitation, Liens securing the $300,000,000 aggregate principal amount of Senior Secured Notes of WCI and Liens in favor of the trustee of the VEBA Trust and (iii) Permitted Liens.

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            (b) Section 4.19 of the Indenture entitled "Additional Guarantors"
is hereby replaced in its entirety with the following:

      SECTION 4.19. Additional Guarantors.

            WCI or any of its wholly-owned Subsidiaries may transfer, in one transaction or a series of related transactions, any Collateral to any wholly-owned Subsidiary of WCI, if such transferee wholly-owned Subsidiary shall (i) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such wholly-owned Subsidiary shall unconditionally guarantee on a senior secured basis (secured by the Collateral so transferred) all of WCI's obligations under the Notes and the Indenture, (ii) take all necessary action to cause the Lien on such Collateral in favor of the Trustee to remain in full force and effect at all times, (iii) deliver to the Trustee an opinion of counsel that such supplemental indenture and any other documents required to comply with clause (ii) above have been duly authorized, executed and delivered by such wholly-owned Subsidiary and the supplemental indenture and each such other document constitutes a legal, valid, binding and enforceable obligation of such wholly-owned Subsidiary and (iv) take such further action and execute and deliver such other documents specified in the Indenture or otherwise reasonably requested by the Trustee to effectuate the foregoing.

            SECTION 4. Amendment of Section 5.01 of the Indenture.

            (a) Each of subsections (a)(2), a(3), a(4), a(6) and a(7) of Section
5.01 of the Indenture is hereby deleted in its entirety.

            (b) Subsection (a)(5) of Section 5.01 of the Indenture shall hereby be renumbered subsection (a)(2) of Section 5.01 of the Indenture.

            SECTION 5. Amendment of Section 8.02 of the Indenture.

            (a) Each of subsections (d)(iv), (d)(v) and (d)(vi) of Section 8.02 of the Indenture is hereby deleted in its entirety.

            (b) Subsection (d)(vii) of Section 8.02 of the Indenture shall hereby be renumbered subsection (d)(iv) of Section 8.02 of the Indenture.

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            SECTION 6. Operation of Supplemental Indenture.

            This Supplemental Indenture will become effective upon execution by the parties hereto in accordance with the Statement (as defined) and the Proposed Amendments will become operative upon the purchase by the Company, by accepting for payment, all Notes that are validly tendered (and not validly withdrawn) pursuant to and upon the terms and conditions set forth in the Company's Offer to Purchase and Consent Solicitation Statement, dated October 23, 1996, as supplemented by the First Supplement to Offer to Purchase and Consent Solicitation Statement, dated November 6, 1996, and by the Second Supplement to Offer to Purchase and Consent Solicitation Statement, dated November 8, 1996 (collectively, the "Statement"), and the related Consent and Letter of Transmittal, dated October 23, 1996.

            SECTION 7. Concerning the Trustee.

            The Trustee accepts the trusts of the Indenture, as supplemented by this Supplemental Indenture, and agrees to perform the same, but only upon the terms and conditions set forth in the Indenture, as supplemented by this Supplemental Indenture, to which the parties hereto and the Holders from time to time of the Notes agree and, except as expressly set forth in the Indenture, as supplemented by this Supplemental Indenture, shall incur no liability or responsibility in respect thereof. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of the Company. The Trustee makes no representation and shall have no responsibility as to the validity or sufficiency of this Supplemental Indenture.

            SECTION 8. Miscellaneous.

            (a) Except as hereby expressly amended, the Indenture is in all respects ratified and confirmed and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

            (b) All agreements of the Company in this Supplemental Indenture shall bind the Company's successors. All agreements of the Trustee in this Supplemental Indenture shall bind the Trustees' successors.

            (c) THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS MADE AND

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PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS
OF LAW.

            (d) If and to the extent that any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision that is required to be included in this Supplemental Indenture or in the Indenture by the TIA, the required provision shall control.

            (e) The titles and headings of the sections of this Supplemental Indenture have been inserted for convenience of reference only, and are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

            (f) This Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall represent one and the same agreement.

            (g) In case any provision of this Supplemental Indenture shall be determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof or of the Indenture shall not in any way be affected or impaired thereby.

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                                   SIGNATURES

            IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.


                                        WCI STEEL, INC.,
                                          as Issuer


                                        By: /s/ Bret W. Wise
                                            ----------------------------
                                            Name: Bret W. Wise
                                            Title: VP, Finance and Chief
                                                   Financial Officer


                                        FLEET NATIONAL BANK,
                                          as Trustee


                                        By: /s/ Philip G. Kane, Jr.
                                            ----------------------------
                                            Name: Philip G. Kane
                                            Title: Vice President